Exhibit 99

News Release

Contact
Bev Fleming, Investor Relations (312) 444-7811	or	John O’Connell, Public Relations (312) 444-2388

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS RECORD FIRST QUARTER 2008

OPERATING EARNINGS OF $1.03 PER SHARE, UP 23% FROM THE PRIOR YEAR.

REPORTED EARNINGS ARE $1.71 PER SHARE, UP 104% FROM THE PRIOR YEAR.

(Chicago, April 15, 2008) Northern Trust Corporation today reported first quarter net income per common share of $1.71 compared with $.84 reported in the first quarter of 2007. Net income was $385.2 million compared with $186.7 million in the first quarter of last year. Reported earnings included a pre-tax benefit of $244.0 million ($.68 per share net of tax) realized in connection with the March 2008 initial public offering of Visa Inc. (“Visa”) common stock. Excluding the effect of the Visa transaction, first quarter net operating earnings per common share was $1.03, an increase of 23% from $.84 reported in the first quarter of 2007. Net operating earnings were up 24% to $231.7 million compared with $186.7 million in the first quarter of last year.

($ In Millions Except Per Share Data)	1st Quarter
	Amount	Per Share
Reported Earnings	$385.2	$1.71
Visa Initial Public Offering (net of $90.5 tax effect)	153.5	.68
Operating Earnings	$231.7	$1.03

Northern Trust is providing operating earnings in addition to its reported results prepared in accordance with generally accepted accounting principles in order to provide investors and others with a clearer indication of the results and trends in Northern Trust’s core businesses.

Frederick H. Waddell, President and Chief Executive Officer, commented, “We are pleased to report record earnings for the quarter. The strong results were achieved in a very difficult economic environment for financial institutions and demonstrate the continued success of our focused business strategy. Record operating earnings for the quarter were driven by excellent growth in trust, investment and other servicing fees, foreign exchange trading income, and net interest income.

Northern Trust’s success in the marketplace was evidenced by growth in client assets, with assets under custody increasing 6% to $4.0 trillion, global custody assets growing 12% to $2.0 trillion, and assets under management increasing 3% to $778.6 billion versus the first quarter of last year. During the quarter we generated positive operating leverage and continued to invest in a variety of strategic initiatives to better serve our clients on a global basis.”

VISA INITIAL PUBLIC OFFERING ADJUSTMENTS

Northern Trust, as a member bank of Visa U.S.A. Inc., holds shares of restricted common stock in Visa. In connection with Visa’s initial public offering in March 2008, a portion of our Visa shares was redeemed pursuant to a mandatory redemption, the proceeds of which totaled $167.9 million and were recorded as a gain in the current quarter. Additionally, as anticipated, Visa placed a portion of the proceeds from its initial public offering into an escrow account to fund the settlements of, or judgments in, indemnified litigation involving Visa. Northern Trust, as a member bank of Visa U.S.A. Inc., and in conjunction with other member banks, has an obligation to share in losses resulting from this litigation. Consistent with applicable accounting guidance, we have recorded our proportionate share of the escrow account, totaling $76.1 million, as an offset to the $150 million of accruals and related charges recorded in the fourth quarter of 2007 in connection with the indemnified litigation. The after-tax benefit to the current quarter net income from these Visa adjustments totaled $153.5 million, or $.68 per diluted common share. Northern Trust’s remaining shares of Visa stock are recorded at their original cost basis of zero. These shares have restrictions as to their sale or transfer and the ultimate realization of their value is subject to future adjustments based on the resolution of outstanding indemnified litigation.

FIRST QUARTER PERFORMANCE HIGHLIGHTS

Northern Trust’s first quarter consolidated revenues reached $1.15 billion, up 39% from last year’s first quarter. Current quarter noninterest income includes the previously discussed $167.9 million gain recorded upon the redemption of Visa shares. Absent this transaction, consolidated revenues would have totaled $978.1 million, up 19% from last year’s first quarter. Trust, investment and other servicing fees increased 8% from last year to $526.8 million and represented 54% of first quarter revenues, adjusted to exclude the gain on the Visa shares. Total fee-related income increased 17% to $712.0 million and represented 73% of adjusted total revenues.

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) increased 9% from the year-ago quarter to $298.4 million, primarily reflecting strong new business, partially offset by a decline in securities lending fees. The largest component of C&IS fees is custody and fund administration fees, which increased 24% to a record $174.7 million. Securities lending fees totaled $31.9 million, down 30% compared with the first quarter last year, reflecting lower yields earned in one mark-to-market investment fund used in our securities lending activities. Fees from asset management in the quarter grew 4% from the prior year to $74.6 million. C&IS assets under custody totaled $3.7 trillion, up 6% from a year ago, and included $2.0 trillion of global custody assets, a 12% increase compared with a year ago. C&IS assets under management totaled $632.6 billion, a 3% increase from the prior year.

Trust, investment and other servicing fees from Personal Financial Services (PFS) in the quarter increased 6% and totaled $228.4 million compared with $214.7 million a year ago. The increase in PFS fees resulted primarily from strong new business. Revenue growth continued to be broad-based, with all regions and the Wealth Management Group reporting year-over-year increases in fees. PFS assets under custody totaled $322.2 billion, an 8% increase from $297.5 billion in the prior year. PFS assets under management totaled $146.0 billion, a 5% increase from $139.3 billion last year.

FIRST QUARTER PERFORMANCE HIGHLIGHTS (continued)

Foreign exchange trading income reached a record of $113.2 million, up 69% or $46.0 million from the performance in last year’s first quarter. The results reflect continued strong client volumes and higher currency volatility.

Revenues from security commissions and trading income equaled $17.8 million, up 27% from the prior year. Other operating income was $31.8 million for the first quarter compared with $23.0 million in the same period last year. The majority of the current period increase reflects gains recorded on certain credit default swap contracts with outside counterparties used to mitigate credit risk associated with specific commercial loans. Investment security gains of $5.0 million were recognized during the quarter, including a $4.9 million gain on the sale of the remaining CME Group Inc. stock acquired from the demutualization and subsequent merger of the Chicago Mercantile Exchange and the Chicago Board of Trade.

Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled a record $266.1 million, up 24% from $214.4 million reported in the prior year quarter. The increase reflects higher levels of average earning assets and an increase in the net interest margin. Average earning assets of $59.6 billion were 17% higher than a year ago driven by growth in short term money market assets and loans. The net interest margin equaled 1.79%, up from 1.71% in the prior year quarter, reflecting a widening of the spread between interest rates on short term investments and on overnight funding sources, including the impact of Federal Reserve Bank rate reductions.

The reserve for credit losses at March 31, 2008 of $177.8 million increased $17.6 million from the December 31, 2007 balance. The provision for credit losses was $20.0 million in the current quarter and net charge-offs totaled $2.4 million. The current quarter provision primarily reflects growth in the commercial portfolio and weakness in the broader economic environment. No provision was recorded in the prior year first quarter and net charge-offs totaled $2.2 million. Nonperforming loans totaled $27.7 million at March 31, 2008, compared with $23.2 million at December 31, 2007 and $35.1 million at March 31, 2007. The reserve for credit losses of $177.8 million included $12.4 million allocated to loan commitments and other off-balance sheet

FIRST QUARTER PERFORMANCE HIGHLIGHTS (continued)

exposures. The remaining $165.4 million reserve assigned to loans and leases at March 31, 2008 represented a reserve to loan and lease ratio of .62%, compared with .58% at December 31, 2007 and .64% a year ago. Nonperforming loans of $27.7 million at quarter-end represented .10% of total loans and leases and were covered 6.0 times by the assigned reserve.

Noninterest expenses totaled $535.3 million for the quarter, up 2% from $525.9 million in the year-ago quarter. The current quarter includes a $76.1 million reduction of the Visa related indemnification reserves, established in last year’s fourth quarter, due to the previously discussed funding of the litigation escrow. Without this expense reduction, noninterest expenses would have totaled $611.4 million, up 16% from last year’s first quarter.

Compensation and employee benefit expenses totaled $343.5 million, up $42.2 million or 14% compared with last year. The current quarter increase was driven by higher staff levels, higher performance-based compensation, annual salary increases, and higher employment taxes and health-care costs. Staff on a full-time equivalent basis at March 31, 2008 totaled 11,323, up 14% from a year ago.

The expenses associated with outside services totaled $93.9 million, up $9.8 million or 12% from $84.1 million last year. The current quarter increase reflects volume driven growth in global subcustody and investment manager sub-advisor expenses, and higher expenses for legal, technical and consulting services.

FIRST QUARTER PERFORMANCE HIGHLIGHTS (continued)

The remaining expense categories, excluding the Visa reserve reduction, totaled $174.0 million, an increase of $33.5 million or 24% from last year. The increase is primarily the result of increased business promotion and advertising expenses resulting from the sponsorship of the Northern Trust Open golf tournament, a valuation adjustment of the liability established in connection with the previously disclosed capital support agreements with eight Northern Trust investment vehicles, and higher charges from securities processing activities. Under the capital support agreements, Northern Trust has committed to provide capital to the covered funds, in certain defined circumstances and subject to maximum aggregate capital contribution limits, in order to provide stability to the funds and investors in the funds with respect to one investment downgraded by rating agencies. A charge of $8.7 million was recorded in the current quarter for the estimated fair value at March 31, 2008 of the Corporation’s contingent liability under the agreements. As of March 31, 2008, no capital contributions have been made under the agreements.

The provision for income taxes was $192.9 million resulting in an effective tax rate of 33.4%. In the prior year quarter, the provision for income taxes was $95.6 million and the effective tax rate was 33.9%. The lower effective rate for the current quarter relates to lower U.S. federal and state income tax provisions due to the benefit of earnings generated in tax jurisdictions outside the U.S. with more favorable rates.

FIRST QUARTER PERFORMANCE VS. FOURTH QUARTER

Net income per common share of $1.71 for the first quarter increased from $.55 per share reported in the fourth quarter of 2007. Net income increased to $385.2 million from $125.0 million in the fourth quarter. Excluding the effect of the Visa related transactions in each of the quarters, operating earnings per common share was $1.03, an increase of 6% from $.97 in the fourth quarter. Net operating earnings increased 6% to $231.7 million compared with $219.2 million in last year’s fourth quarter.

Consolidated revenues increased $173.2 million to $1.15 billion. Excluding the first quarter Visa related items, revenue increased 1%. Trust, investment and other servicing fees decreased $20.4 million or 4% in the quarter, reflecting lower yields earned in one mark-to-market investment fund used in our securities lending activities. C&IS fees decreased $16.2 million or 5% due to lower securities lending fees, partially offset by higher custody and fund administration fees. PFS fees decreased $4.2 million or 2%, primarily reflecting weaker equity markets. Net interest income increased $13.6 million or 5% in the quarter primarily resulting from higher levels of average earning assets. Foreign exchange trading income increased $2.0 million or 2%.

The provision for credit losses totaled $20.0 million in the first quarter, compared with $8.0 million in the fourth quarter of 2007. The current quarter provision primarily reflects growth in the commercial portfolio and weakness in the broader economic environment.

Noninterest expense totaled $535.3 million in the first quarter, a decrease of $247.1 million or 32% from the fourth quarter of 2007. Excluding the impact of the Visa indemnification related adjustments on each of the two quarters, expenses decreased $21.0 million or 3%.

Compensation and employee benefits decreased $1.6 million, primarily the result of lower performance-based compensation and pension expense, offset by increased staffing levels and expenses associated with stock options. Northern Trust’s primary grant of stock options occurs in the first fiscal quarter. Consequently, the first quarter expense for stock options is typically higher due to the requirement to expense on the date of grant the entire value of options granted to retirement-eligible employees. The first quarter expense for stock options included $4.4 million attributable to this immediate expensing requirement.

FIRST QUARTER PERFORMANCE VS. FOURTH QUARTER (continued)

Outside services totaled $93.9 million compared with $109.1 million in the fourth quarter, reflecting lower expenses for consulting and global subcustody services, and a partial rebate of the prior year’s fees paid in connection with participation in a clearing and settlement organization.

Other noninterest expense categories for each of the quarters, exclusive of the Visa indemnification related adjustments, totaled $174.0 million, down from $178.2 million in the fourth quarter of 2007. The first quarter included expenses related to the sponsorship of the Northern Trust Open golf tournament and the charge related to the capital support agreements, offset by lower expenses associated with securities processing activities.

The provision for income taxes was $192.9 million in the current quarter resulting in an effective tax rate of 33.4%. This compares with a provision of $42.7 million in the fourth quarter of 2007 and an effective tax rate of 25.5%. The higher effective tax rate for the current quarter reflects a higher level of U.S. taxable earnings which include the impact of the Visa adjustments.

BALANCE SHEET

Assets averaged $68.1 billion for the quarter, up 19% from last year’s first quarter average of $57.0 billion. The securities portfolio averaged $10.3 billion, down 18% from last year, primarily reflecting a decrease in the average balance of government sponsored agency securities. Loans and leases averaged $24.8 billion, up 16%. Money market assets averaged $24.6 billion for the quarter, an increase of 45% from the prior year. The increase in earning assets was primarily funded by growth in non-U.S. office deposits.

Residential mortgages averaged $9.2 billion in the quarter, up 6% from the prior year’s first quarter, and represented 37% of the total average loan and lease portfolio. Commercial loans averaged $5.9 billion, up 24% from $4.7 billion last year, while personal loans averaged $3.7 billion, up 19% from last year’s first quarter. Loans outside the U.S. increased $362.9 million on average from the prior year quarter to $1.6 billion.

Stockholders’ equity averaged $4.6 billion, up 17% from last year’s first quarter. The increase primarily reflects the retention of earnings, offset in part by the repurchase of common stock pursuant to the Corporation’s share buyback program. During the first quarter of 2008, the Corporation repurchased 910,680 shares at a cost of $63.9 million ($70.22 average price per share). An additional 7.8 million shares are authorized for repurchase after March 31, 2008 under the current share buyback program.

FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, dividend policy, expansion and business development plans, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2007 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

WEBCAST OF FIRST QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s first quarter earnings conference call will be webcast live on April 15, 2008. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 9:00 a.m. CDT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcasts of the live call will be available on Northern Trust’s web site from 2:00 p.m. CDT on April 15, 2008 through 5:00 p.m. CDT on April 22, 2008. Participants will need Windows Mediatm software, which can be downloaded free through Northern’s web site. This earnings release can also be accessed at the above web address.

/ / /

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	FIRST QUARTER
	2008	2007	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$526.8	$488.9	8%
Foreign Exchange Trading Income	113.2	67.2	69
Treasury Management Fees	17.4	16.2	8
Security Commissions & Trading Income	17.8	14.0	27
Gain on Visa Share Redemption	167.9	—	N/M
Other Operating Income	31.8	23.0	38
Investment Security Gains	5.0	0.1	N/M

Total Noninterest Income	879.9	609.4	44

Interest Income (Taxable Equivalent)	689.7	666.8	3
Interest Expense	423.6	452.4	(6)

Net Interest Income (Taxable Equivalent)	266.1	214.4	24

Total Revenue (Taxable Equivalent)	1,146.0	823.8	39

Noninterest Expenses
Compensation	286.2	244.7	17
Employee Benefits	57.3	56.6	1
Outside Services	93.9	84.1	12
Equipment and Software Expense	54.2	50.9	7
Occupancy Expense	41.4	38.0	9
Visa Indemnification Charges	(76.1)	—	N/M
Other Operating Expenses	78.4	51.6	52

Total Noninterest Expenses	535.3	525.9	2

Provision for Credit Losses	20.0	—	N/M
Taxable Equivalent Adjustment	12.6	15.6	(19)

Income before Income Taxes	578.1	282.3	105
Provision for Income Taxes	192.9	95.6	102

NET INCOME	$385.2	$186.7	106%

Per Common Share
Net Income
Basic	$1.75	$0.85	106%
Diluted	1.71	0.84	104

Return on Average Common Equity	33.63%	19.21%
Average Common Equity	$4,606.7	$3,940.5	17%
Return on Average Assets	2.28%	1.33%

Common Dividend Declared per Share	$0.28	$0.25	12%

Average Common Shares Outstanding (000s)
Basic	220,320	218,800
Diluted	224,820	223,191
Common Shares Outstanding (EOP)	220,136	219,407

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(N/M)	Percentage change is either not meaningful or not applicable.

Certain custody related deposit and overdraft amounts, previously included within other operating income, are now included within net interest income in order to better align the classifications of these income and expense amounts with the related balance sheet presentation. Previous periods have been restated to place them on a comparable basis.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	FIRST QUARTER	FOURTH QUARTER
	2008	2007	% Change
Noninterest Income
Trust, Investment and Other Servicing Fees	$526.8	$547.2	(4)%
Foreign Exchange Trading Income	113.2	111.2	2
Treasury Management Fees	17.4	16.6	5
Security Commissions & Trading Income	17.8	20.4	(13)
Gain on Visa Share Redemption	167.9	—	N/M
Other Operating Income	31.8	24.8	28
Investment Security Gains	5.0	0.1	N/M

Total Noninterest Income	879.9	720.3	22

Interest Income (Taxable Equivalent)	689.7	748.6	(8)
Interest Expense	423.6	496.1	(15)

Net Interest Income (Taxable Equivalent)	266.1	252.5	5

Total Revenue (Taxable Equivalent)	1,146.0	972.8	18

Noninterest Expenses
Compensation	286.2	282.6	1
Employee Benefits	57.3	62.5	(8)
Outside Services	93.9	109.1	(14)
Equipment and Software Expense	54.2	59.2	(8)
Occupancy Expense	41.4	37.2	11
Visa Indemnification Charges	(76.1)	150.0	N/M
Other Operating Expenses	78.4	81.8	(4)

Total Noninterest Expenses	535.3	782.4	(32)

Provision for Credit Losses	20.0	8.0	150
Taxable Equivalent Adjustment	12.6	14.7	(14)

Income before Income Taxes	578.1	167.7	245
Provision for Income Taxes	192.9	42.7	352

NET INCOME	$385.2	$125.0	208%

Per Common Share
Net Income
Basic	$1.75	$0.57	207%
Diluted	1.71	0.55	211

Return on Average Common Equity	33.63%	11.34%
Average Common Equity	$4,606.7	$4,371.3	5%
Return on Average Assets	2.28%	0.77%

Common Dividend Declared per Share	$0.28	$0.28	—%

Average Common Shares Outstanding (000s)
Basic	220,320	220,355
Diluted	224,820	225,672
Common Shares Outstanding (EOP)	220,136	220,609

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	MARCH 31
	2008	2007	% Change (*)
Assets
Money Market Assets	$30,429.3	$19,541.5	56%
Securities
U.S. Government	20.3	6.1	231
Government Sponsored Agency and Other	10,362.6	11,656.0	(11)
Municipal	851.6	886.8	(4)
Trading Account	11.4	8.1	40

Total Securities	11,245.9	12,557.0	(10)
Loans and Leases	26,760.5	21,658.2	24

Total Earning Assets	68,435.7	53,756.7	27
Reserve for Credit Losses Assigned to Loans & Leases	(165.4)	(138.3)	20
Cash and Due from Banks	4,061.5	2,571.5	58
Trust Security Settlement Receivables	552.7	281.0	97
Buildings and Equipment, net	492.8	483.0	2
Other Nonearning Assets	4,103.0	2,578.5	59

Total Assets	$77,480.3	$59,532.4	30%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$10,209.4	$9,184.7	11%
Other Time	540.2	476.8	13
Non-U.S. Offices—Interest-Bearing	37,262.7	30,916.7	21

Total Interest-Bearing Deposits	48,012.3	40,578.2	18
Short-Term Borrowings	6,529.0	2,386.2	174
Senior Notes and Long-Term Debt	3,618.2	3,404.6	6

Total Interest-Related Funds	58,159.5	46,369.0	25
Demand & Other Noninterest-Bearing Deposits	10,380.2	6,441.4	61
Other Liabilities	4,182.2	2,678.6	56

Total Liabilities	72,721.9	55,489.0	31
Common Equity	4,758.4	4,043.4	18

Total Liabilities and Stockholders’ Equity	$77,480.3	$59,532.4	30%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	MARCH 31	DECEMBER 31
	2008	2007	% Change
Assets
Money Market Assets	$30,429.3	$25,072.2	21%
Securities
U.S. Government	20.3	5.1	298
Government Sponsored Agency and Other	10,362.6	7,999.1	30
Municipal	851.6	880.9	(3)
Trading Account	11.4	3.1	268

Total Securities	11,245.9	8,888.2	27
Loans and Leases	26,760.5	25,340.1	6

Total Earning Assets	68,435.7	59,300.5	15
Reserve for Credit Losses Assigned to Loans & Leases	(165.4)	(148.1)	12
Cash and Due from Banks	4,061.5	3,921.6	4
Trust Security Settlement Receivables	552.7	563.1	(2)
Buildings and Equipment, net	492.8	491.9	N/M
Other Nonearning Assets	4,103.0	3,482.2	18

Total Assets	$77,480.3	$67,611.2	15%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$10,209.4	$9,561.9	7%
Other Time	540.2	557.5	(3)
Non-U.S. Offices—Interest-Bearing	37,262.7	30,975.4	20

Total Interest-Bearing Deposits	48,012.3	41,094.8	17
Short-Term Borrowings	6,529.0	5,337.9	22
Senior Notes and Long-Term Debt	3,618.2	3,612.9	N/M

Total Interest-Related Funds	58,159.5	50,045.6	16
Demand & Other Noninterest-Bearing Deposits	10,380.2	10,118.3	3
Other Liabilities	4,182.2	2,938.2	42

Total Liabilities	72,721.9	63,102.1	15
Common Equity	4,758.4	4,509.1	6

Total Liabilities and Stockholders’ Equity	$77,480.3	$67,611.2	15%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)

	FIRST QUARTER
	2008	2007	% Change (*)
Assets
Money Market Assets	$24,576.2	$16,960.1	45%
Securities
U.S. Government	16.6	99.3	(83)
Government Sponsored Agency and Other	9,402.5	11,521.8	(18)
Municipal	862.8	885.9	(3)
Trading Account	7.5	7.4	1

Total Securities	10,289.4	12,514.4	(18)
Loans and Leases	24,777.5	21,430.9	16

Total Earning Assets	59,643.1	50,905.4	17
Reserve for Credit Losses Assigned to Loans & Leases	(148.2)	(140.1)	6
Nonearning Assets	8,597.5	6,284.4	37

Total Assets	$68,092.4	$57,049.7	19%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$9,561.2	$8,827.7	8%
Other Time	527.8	471.1	12
Non-U.S. Offices—Interest-Bearing	34,039.9	27,424.3	24

Total Interest-Bearing Deposits	44,128.9	36,723.1	20
Short-Term Borrowings	3,748.2	3,939.0	(5)
Senior Notes and Long-Term Debt	3,622.0	3,243.9	12

Total Interest-Related Funds	51,499.1	43,906.0	17
Demand & Other Noninterest-Bearing Deposits	8,643.6	6,881.2	26
Other Liabilities	3,343.0	2,322.0	44

Total Liabilities	63,485.7	53,109.2	20
Common Equity	4,606.7	3,940.5	17

Total Liabilities and Stockholders’ Equity	$68,092.4	$57,049.7	19%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA

($ In Millions Except Per Share Data)

	2008 Quarters	2007 Quarters
	First	Fourth	Third	Second	First
Net Income Summary
Trust, Investment and Other Servicing Fees	$526.8	$547.2	$508.8	$532.7	$488.9
Other Noninterest Income	353.1	173.1	151.7	140.7	120.5
Net Interest Income (Taxable Equivalent)	266.1	252.5	232.0	209.0	214.4

Total Revenue (Taxable Equivalent)	1,146.0	972.8	892.5	882.4	823.8
Provision for Credit Losses	20.0	8.0	6.0	4.0	—
Noninterest Expenses	535.3	782.4	566.6	555.3	525.9

Pretax Income (Taxable Equivalent)	590.7	182.4	319.9	323.1	297.9
Taxable Equivalent Adjustment	12.6	14.7	18.8	13.4	15.6
Provision for Income Taxes	192.9	42.7	92.8	102.8	95.6

Net Income	$385.2	$125.0	$208.3	$206.9	$186.7

Per Common Share
Net Income—Basic	$1.75	$0.57	$0.95	$0.94	$0.85
—Diluted	1.71	0.55	0.93	0.92	0.84
Dividend Declared	0.28	0.28	0.25	0.25	0.25
Book Value (EOP)	21.62	20.44	19.82	19.21	18.43
Market Value (EOP)	66.47	76.58	66.27	64.24	60.14

Ratios
Return on Average Common Equity	33.63%	11.34%	19.51%	20.23%	19.21%
Return on Average Assets	2.28	0.77	1.35	1.40	1.33
Net Interest Margin	1.79	1.79	1.71	1.59	1.71

Risk-based Capital Ratios
Tier 1	9.6%	9.7%	9.8%	10.0%	10.2%
Total (Tier 1 + Tier 2)	11.5	11.9	11.6	12.0	12.4
Leverage	6.9	6.8	7.0	7.0	7.0

Assets Under Custody ($ in Billions)—EOP
Corporate	$3,659.9	$3,802.9	$3,787.6	$3,670.1	$3,456.6
Personal	322.2	332.3	329.2	319.2	297.5

Total Assets Under Custody	$3,982.1	$4,135.2	$4,116.8	$3,989.3	$3,754.1

Managed Assets	$778.6	$757.2	$761.4	$766.5	$755.8

Asset Quality ($ in Millions)—EOP
Nonperforming Loans	$27.7	$23.2	$23.4	$26.8	$35.1
Other Real Estate Owned (OREO)	8.0	6.1	5.9	5.6	1.9

Total Nonperforming Assets	$35.7	$29.3	$29.3	$32.4	$37.0

Nonperforming Assets / Loans & OREO	0.13%	0.12%	0.12%	0.13%	0.17%

Gross Charge-offs	$2.7	$2.4	$2.6	$2.4	$2.3
Less: Gross Recoveries & Foreign Translation	0.3	0.1	0.6	0.1	0.1

Net Charge-offs (Recoveries & Translation)	$2.4	$2.3	$2.0	$2.3	$2.2

Net Charge-offs (Annualized) to Average Loans	0.04%	0.04%	0.03%	0.04%	0.04%
Reserve for Credit Losses Assigned to Loans	$165.4	$148.1	$143.2	$139.3	$138.3
Reserve to Nonaccrual Loans	597%	638%	612%	520%	394%
Reserve for Other Credit-Related Exposures	$12.4	$12.1	$11.3	$11.2	$10.5